                           DEFINITIVE PROXY MATERIAL

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitve Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMMERCIAL FEDERAL CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                CAI CORPORATION
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(1)(2) or
    Item 22(a)(2) of Schedule 14A.
[X] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

TITLE OF EACH
CLASS OF                                        PROPOSED
SECURITIES      AGGREGATE NUMBER                MAXIMUM
TO WHICH        OF SECURITIES TO        PRICE   AGGREGATE       AMOUNT
TRANSACTION     WHICH TRANSACTION       PER     VALUE OF        OF FILING
APPLIES         APPLIES                 SHARE   TRANSACTION     FEE
-------------   -----------------       -----   -----------     ----------




[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
         $500 Fee Paid on September 14, 1995
-------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:
         Schedule 14A
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(3)     Filing Party:
         Same as above
-------------------------------------------------------------------------------
(4)     Date Filed:
         September 14, 1995
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

                                CAI CORPORATION
                          12770 Colt Road, Suite 902
                              Dallas, Texas 75251
                                 214-991-7720
                               Fax: 214-991-8922



                                                              October 17, 1995

Dear Fellow Stockholder:

   All of us, as stockholders of Commercial Federal Corporation, now have the unique opportunity to help make an important decision regarding the future of our investment in the Company. CAI Corporation, CFC's largest stockholder, has nominated two persons to serve on the nine-member Board and has proposed a resolution requesting the Board to promptly seek a sale or merger of CFC. The issues in this proxy contest are well-defined, and we believe the choice is clear.

                        A CLEAR CHOICE FOR THE FUTURE:
                     SALE OR MERGER VS. BUSINESS AS USUAL

   CAI WANTS ALL CFC STOCKHOLDERS TO HAVE THE CHANCE TO MAXIMIZE THE VALUE OF THEIR SHARES THROUGH A SALE OR MERGER OF THE COMPANY. The CFC Board, as we see it, remains unwilling to recognize the current unprecedented consolidation in the bank and thrift industry at historically high prices. They also ignore the risks associated with increased competition and other changes in the thrift industry. IT IS OBVIOUS TO US THAT CFC'S BOARD IS COMMITTED TO MAINTAINING THE STATUS QUO AND CONTINUING WITH BUSINESS AS USUAL.

   In deciding whether your interests as a CFC stockholder are more aligned with CAI or with CFC's Board and management, consider the following:

   o All of CFC's current directors and executive officers taken as a whole -- a total of 24 persons -- own less than 3% of CFC's outstanding shares. In sharp contrast, CAI owns 1,250,100 shares, representing 8.75% of CFC's outstanding stock.*

   o In fiscal 1994, the market value of your CFC shares declined by 10.48%. That same year, CFC Chairman and Chief Executive William Fitzgerald's total cash compensation (salary plus bonus) increased by 10.73%, and his bonus alone increased by 29.18%, in each case over fiscal 1993. THIS IS HARDLY AN ALIGNMENT OF YOUR ECONOMIC INTERESTS AND THOSE OF THE COMPANY'S SENIOR EXECUTIVE OFFICER.

   o Between June 30, 1993 and June 30, 1995, the value of CFC's shares increased by only 3.81%. But during that same two-year period, Mr. Fitzgerald's total cash compensation and bonus increased by 26.38% and 50.71%, respectively.

   It's no surprise that CFC's Board and management want to continue with their "ongoing evaluation of strategic alternatives." Given the substantial salaries, bonuses, fees and other benefits they receive from CFC, we expect they would like to do so for quite some time. AS STOCKHOLDERS OF CFC, ALL OF US SHOULD LET THE BOARD AND MANAGEMENT KNOW THAT BUSINESS AS USUAL IS JUST NOT ACCEPTABLE ANY LONGER.

                   A CLOSE LOOK AT MR. FITZGERALD'S RECORD:
                     MEDIOCRE RESULTS -- MEDIOCRE RETURNS

   In an effort to obtain your vote, CFC's Board recently told you that things have gone well since June 30, 1990. BUT THEY FAILED TO TELL YOU THAT CFC SUFFERED SUBSTANTIAL LOSSES AND SEVERE FINANCIAL SETBACKS IN THE LATE 1980'S AND THAT ALMOST ANYTHING LOOKS GOOD IN COMPARISON TO 1990. Mr. Fitzgerald became CFC's Chief Executive Officer in 1983 and presided over the financial disaster of the late 1980's. Six of the nine current CFC directors have been on the Board since 1988 or earlier.

   Let's look at what really happened to CFC under their leadership:

   o On June 30, 1986, the price of a CFC share was $19.38. By August 31, 1990, the price had plunged to $1.63--A LOSS IN VALUE PER SHARE OF MORE THAN 90%!

   o Over the nine-year period from June 30, 1986 to June 30, 1995, the AVERAGE COMPOUND ANNUAL RATE OF RETURN ON CFC'S SHARES WAS ONLY 3.86% - less than the average yield on a federally-guaranteed one-year treasury bill during the same period.

   o During the same nine-year period, the average annual return on the S&P 500 index was 12.51%.

   o In fiscal 1987, CFC's earnings per share** were $2.99. In the eight subsequent fiscal years, earnings per share** averaged less than $.75.

   WHY SHOULD YOU RISK A REPEAT OF THE FINANCIAL SETBACKS OF THE LATE 1980'S WHEN INSTEAD THE COMPANY COULD SEEK TO MAXIMIZE THE VALUE OF YOUR SHARES IN A SALE OR MERGER?

                    CFC BOARD'S WILL HEAR YOU ONLY IF THE
                          MESSAGE IS LOUD AND CLEAR

   The CFC Board would like you to believe that it is in your interest to permit them to continue the Company's "strategic business plan" -- but they say nothing about what this business plan is or what it means to you. And to make matters worse, the CFC Board has made it clear that it has no interest in listening to any views concerning the Company's strategic direction which are contrary to their own. In its efforts to preserve the status quo, the CFC Board has:

   o Declared that even if stockholders--the true owners of the Company--approve CAI's Sell or Merge Resolution, THE BOARD DOES NOT INTEND TO FOLLOW THE STOCKHOLDERS' RECOMMENDATION.

   o Declared that they may RESIST putting CAI's nominees, if elected, on the Board of the Company's principal bank subsidiary--even though, at present, every single member of CFC's Board also serves as a director of the bank.

   o Told you that they may seek to CHALLENGE CAI's nomination of its two candidates and TRY TO DENY YOU THE OPPORTUNITY to elect them as directors.

   IF THE CFC BOARD DOESN'T SEEM TO CARE WHAT YOU HAVE TO SAY--HOW CAN YOU BELIEVE THEM WHEN THEY SAY THEY ARE LOOKING OUT FOR YOUR BEST INTERESTS?


                                ----------------


   WE AT CAI HAVE ONE GOAL IN MIND -- TO MAXIMIZE THE VALUE OF ALL OF CFC'S SHARES FOR ALL STOCKHOLDERS. We believe that the consolidation of the thrift industry into the banking industry is inevitable, and do not believe that the current historically high prices will remain available to stockholders of thrifts. OUR MUTUAL INTERESTS AS STOCKHOLDERS OF CFC WILL NOT BE SERVED BY BUSINESS AS USUAL AND FURTHER DELAY IN MAKING A SERIOUS EFFORT TO SELL OR MERGE.

   We have no interests that differ from yours. We are not seeking to acquire CFC, we are not working on behalf of any potential acquiror and we are not seeking control of CFC. Our nominees, if elected, will be only two of CFC's nine directors and they intend to make every effort to work cooperatively with the other Board members.

   THIS IS THE TIME FOR YOU TO JOIN WITH US IN SENDING A STRONG AND CLEAR MESSAGE TO THE CFC BOARD TO ACTIVELY PURSUE A SALE OR MERGER NOW. You can do this by voting on the BLUE proxy card FOR CAI's nominees for director, FOR CAI's Sell or Merge resolution (Proposal 2 on the BLUE proxy card) and AGAINST the CFC Board's resolution (Proposal 3 on the BLUE proxy card). Please sign, date and mail the enclosed BLUE proxy card today.

   Finally, since the issues in this proxy contest are so clear and so well-defined, both CAI and the CFC Board have the opportunity to present their competing views to stockholders in an open, candid and constructive manner. We urge CFC's Board to join us in this effort.

   We thank you for your support and interest.

                                          On behalf of CAI Corporation,


                                      /s/ ROBIN R. GLACKIN
                                          ROBIN R. GLACKIN
                                          President and Chief
                                          Executive Officer

---------------
   * CAI's ownership of 8.75% of CFC's outstanding stock is calculated on the basis of 14,288,705 shares reported by CFC to be outstanding on October 3, 1995, which includes shares issued by CFC on October 2, 1995 in connection with the acquisition of Railroad Financial Corporation. Prior to such issuance of shares by CFC, the 1,250,100 shares owned by CAI represented 9.68% of CFC's outstanding stock.

   ** Earnings per share is calculated before extraordinary items and before cumulative effect of changes in accounting principles.

                                   IMPORTANT

-------------------------------------------------------------------------------

  1. Be sure to VOTE ONLY ON THE BLUE PROXY CARD. We urge you not to sign the white proxy card which is sent to you by CFC, even as a protest against the Board of Directors. Remember, each properly executed proxy you submit revokes all prior proxies.

  2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct him to vote on the BLUE proxy card "FOR" CAI's nominees, "FOR" CAI's Sell or Merge Resolution and "AGAINST" the CFC Board's business as usual resolution.

  3. If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           GEORGESON & COMPANY INC.
                       (CALL TOLL-FREE (800) 223-2064)
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